Exhibit 32.1
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   CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18
                              U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Medcom USA Incorporated. (the
"Company") on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
P. Williams, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:


(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Registrant                         Medcom USA Incorporated
Date: May 15, 2007                 By: /s/ William P. Williams

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                                   William P. Williams
                                   Chairman, President Chief Executive Officer
                                   (Principle Executive Officer, Principle
                                   Financial Officer)